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                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                 CURRENT REPORT



                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (date of earliest event Reported) May 18, 1994
                                                 ------------


                        THE COLUMBIA GAS SYSTEM, INC.
                        -----------------------------
            (Exact name of registrant as specified in its charter)



          Delaware                    1-1098            13--1594808
- - ----------------------------        -----------     -------------------
(State of other jurisdiction        (Commission       (IRS Employer
      of incorporation)             File Number)    Identification No.)


               20 Montchanin Road, Wilmington, Delaware  19807
               -----------------------------------------------
                   (Address of principal executive offices)


      Registrant's telephone number, including area code (302) 429-5000
                                                         --------------
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Item 5.  Other Events

         Information contained in News Releases dated January 16 and 17, 1994, is incorporated herein by reference.
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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       The Columbia Gas System, Inc
                                       ----------------------------
                                               (Registrant)




                                       By    /s/ R. E. Lowe
                                         ---------------------------
                                                 R. E. Lowe
                                              Vice President &
                                                 Controller

Date:  May 18, 1994
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Contacts:          Media -           W. R. McLaughlin (302) 429-5443
                                     H. W. Chaddock (302) 429-5261
                   Analysts -        T. L. Hughes (302) 429-5363
                                     K. P. Murphy (302) 429-5471

FOR IMMEDIATE RELEASE                                               May 16, 1994


                   COLUMBIA GAS TO SEEK EXPEDITED TRIAL DATE

         WILMINGTON, DEL. -- The Columbia Gas System, Inc. (NYSE:CG) said today that it will continue to press for the earliest feasible date for the trial on the challenges to intercompany transactions of Columbia Gas Transmission Corp., its principal pipeline subsidiary, that have been raised in the companies' Chapter 11 bankruptcy proceedings.

         Bankruptcy Court Judge Helen Balick last Friday (May 13) requested that the Federal District Court in Delaware accept the transfer of proceedings related to these challenges to that court in order to "expedite the bankruptcy process."

         "Judge Balick believes that the reorganization proceedings can best be expedited and the interests of all parties furthered if the intercompany transaction case is tried in the District Court," Columbia Chairman John Croom said. "Columbia will cooperate fully with the court and other parties in order to get a ruling on the important challenges as quickly as possible. We are confident the merits of our case will result in a decision favorable to Columbia."

         In her request to the District Court, Judge Balick also said transfer of the intercompany transaction case to Delaware District Court would enable the Bankruptcy Court to devote more of its resources to other significant contingencies in the reorganization proceedings.

         In its complaint the Columbia Transmission's Creditors' Committee challenged the validity of $1.7 billion in secured and unsecured debt Columbia Transmission owes to the parent company, its payment of dividends and interest to the parent company and its transfer of natural resource properties to another affiliate. The complaint was filed in February 1992. The case was scheduled to be heard by the Bankruptcy Court beginning June 13.

         The Columbia Gas System, Inc., and Columbia Gas Transmission have been operating as debtors in possession under Chapter 11 of the Bankruptcy Code since July 31, 1991.

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Contacts:          Media -           W. R. McLaughlin (302) 429-5443
                                     H. W. Chaddock (302) 429-5261
                   Analysts -        T. L. Hughes (302) 429-5363
                                     K. P. Murphy (302) 429-5471

FOR IMMEDIATE RELEASE                                               May 18, 1994


         EXXON WITHDRAWS REQUEST FOR ADMISSION TO COLUMBIA TRANSMISSION
               DATA ROOM; PHILADELPHIA FIRM GIVEN ADDITIONAL TIME

         WILMINGTON, DEL. -- At a hearing today before The Bankruptcy Court for the District of Delaware, it was announced that Exxon U.S.A. withdrew its application for admission to a data room the court had required Columbia Gas Transmission Corp., a unit of The Columbia Gas System, Inc. (NYSE:CG) to establish to determine if there was any third party interest in the company.

         Exxon had refused to sign the negotiated confidentiality agreement in the form that was approved in the Bankruptcy Court's order establishing the data room, an agreement that had been signed by the other applicants. Columbia opposed Exxon's request to the Bankruptcy Court to be granted special treatment.

         The court also gave Dimeling, Schreiber & Park, a Philadelphia investment firm, until June 1 to submit a list of co- investors as a prerequisite for gaining entrance to the data room.

         Four other companies, Consolidated Natural Gas Corp., National Fuel Gas Supply Corp., Occidental Petroleum Corp., and Tennessee Gas Pipeline Co., are currently reviewing the business and financial information contained in the room.

         Dimeling, Schreiber & Park asked the Bankruptcy Court for admission to the data room after Columbia's financial advisers, acting under guidelines established by the court, questioned whether the firm had the financial capability to acquire Columbia Gas Transmission. A financial statement submitted by the firm to the court showed assets of approximately $20 million.

         After ascertaining that the Dimeling firm had not identified any co-investors, Judge Helen Balick gave the firm until June 1 to resubmit its request with a list of co-investors and their financial statements.

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Contacts:          Media -           W. R. McLaughlin (302) 429-5443
                                     H. W. Chaddock (302) 429-5261
                   Analysts -        T. L. Hughes (302) 429-5363
                                     K. P. Murphy (302) 429-5471

FOR IMMEDIATE RELEASE                                               May 18, 1994


                COLUMBIA GAS TRANSMISSION AND PRODUCER CREDITORS
               STILL APART ON DISCUSSIONS SEEKING CONSENSUAL PLAN

                 BANKRUPTCY COURT ADVISED GAP HAS BEEN NARROWED

         WILMINGTON, DEL. -- At a hearing before the Bankruptcy Court for the District of Delaware today, representatives of Columbia Gas Transmission Corp., a unit of The Columbia Gas System, Inc., (NYSE:CG), and its Official Committee of Unsecured Creditors advised the court that discussions seeking to develop a consensual reorganization plan are continuing, but the parties were still apart on financial and other major items.

         The company said that talks continue and that it is awaiting a response from a group of producers that may further narrow the gap between the two parties. It also stressed that the parties still need to resolve serious issues concerning reorganization plan structure and the treatment of various creditors of the company.

         The Columbia Gas System, Inc., and Columbia Gas Transmission have been operating as debtors in possession under Chapter 11 of the Bankruptcy Code since July 31, 1991.

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